EXHIBIT 10.2

[Execution]

AMENDMENT NO. 2 TO
LOAN AND SECURITY AGREEMENT

          AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT, dated as of December 22, 2004, by and among Spartan Stores, Inc., a Michigan corporation ("Lead Borrower"), Spartan Stores Distribution, LLC, a Michigan limited liability company ("Stores Distribution"), UWG Company, formerly known as United Wholesale Grocery Company, a Michigan corporation ("United"), Market Development Corporation, a Michigan corporation ("MDC"), Spartan Stores Associates, LLC, a Michigan limited liability company ("Associates"), Family Fare, LLC, a Michigan limited liability company ("Family Fare"), MSFC, LLC, a Michigan limited liability company ("MSFC"), Seaway Food Town, Inc., a Michigan corporation ("Seaway"), The Pharm of Michigan, Inc. ("Pharm"), a Michigan corporation, Valley Farm Distributing Co., an Ohio corporation ("Valley Farm"), Gruber's Food Town, Inc., a Michigan corporation ("Gruber Food Town"), Gruber's Real Estate, LLC, a Michigan limited liability company ("Gruber RE"), Prevo's Family Markets, Inc., a Michigan corporation ("Prevo"), Custer Pharmacy, Inc., a Michigan corporation ("Custer"), Buckeye Real Estate Management Co., an Ohio corporation ("Buckeye"), Spartan Stores Fuel, LLC, a Michigan limited liability company (together with Lead Borrower, Stores Distribution, United, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber Food Town, Gruber RE, Prevo, Custer and Buckeye, each individually a "Borrower" and collectively, "Borrowers"), Spartan Stores Holding, Inc., a Michigan corporation ("Holding"), SI Insurance Agency, Inc., a Michigan corporation ("SI"), JFW Distributing Company, a Michigan corporation ("JFW"), LLJ Distributing Company, a Michigan corporation (together with Holding, SI and JFW, each individually a "Guarantor" and collectively, "Guarantors"), the parties to the Loan Agreement (as hereinafter defined) from time to time as lenders (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

W I T N E S S E T H :

          WHEREAS, Borrowers and Guarantors have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 23, 2003, by and among Borrowers, Guarantors, Agent and Lenders, as amended and supplemented by Amendment No. 1 to Loan and Security Agreement, dated as of July 29, 2004 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as defined therein); and

          WHEREAS, Lead Borrower has requested Agent and Lenders consent to the prepayment in full of the Supplemental Loan Debt and agree to certain amendments to the Loan Agreement, and Agent and Lenders are willing to provide such consent and agree to such amendments, subject to the terms and conditions herein; and

          WHEREAS, by this Amendment No. 2, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such consents and amendments;

          NOW THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.

                    1.1   Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

                              (a)   "Amendment No. 2" shall mean this Amendment No. 2 to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                              (b)   "Eligible Leased Property" shall mean, as to any of the Real Property listed on Exhibit A hereto, the leasehold interest of the applicable Borrower in such Real Property upon written confirmation from Agent to Parent that each of the conditions set forth below as to such leasehold interest in such Real Property have been satisfied. The leasehold interest of a Borrower in any of the Real Property listed on Exhibit A hereto shall not constitute Eligible Leased Property unless and until Agent shall have received each of the following, in form and substance satisfactory to Agent, as to such leasehold interest: evidence that Agent has a valid and perfected first priority collateral assignment of the leasehold interest of a Borrower in such Real Property in form and substance similar to the Collateral Assignment of Leases given by Family Fare to Agent; evidence that the lease or a memorandum of lease with respect to the leasehold interest of a Borrower in such Real Property has been properly filed and is of record in the correct governmental office, and Agent shall have received evidence thereof; fixture filings naming Agent, as secured party and the applicable Borrowers and Guarantors, as debtor have been filed with respect to such Real Property; a current appraisal as to the leasehold interest of a Borrower in such Real Property by an appraiser acceptable to Agent, in form, scope and methodology acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; consent of the landlord to the collateral assignment of such leasehold interest; and a flood insurance certificate certified to Agent indicating whether or not each parcel of such Real Property is situated in an area designated as having special flood hazards and evidence of flood insurance if the improvements located on any such Real Property are determined to be situated in an area designated as having special flood hazards.

                              (c)   "Leasehold Availability" shall mean, at any time, the lesser of $5,000,000 and seventy-five (75%) percent of the fair market value of the then Eligible Leased Property, provided, that, (A) there shall be no Leasehold Availability unless and until such time as the aggregate amount of the appraised fair market value of the leasehold interests of Borrowers constituting Eligible Leased Property as provided in the definition thereof is equal to or greater than $1,000,000, (B) at such time as there is Leasehold Availability as provided in clause (A) of this definition, the amount thereof as of the last day of the month in which there is such initial Leasehold Availability, shall be reduced automatically and without further action by the parties effective as of the first day of the immediately following month and as of the first day of each month thereafter, by an amount equal to such initial Leasehold Availability divided by eighty-four (84), (C) if after the last day of the month in which there is the initial Leasehold Availability as provided in clause (A) of this definition, any leasehold interests of Borrowers listed on Exhibit A hereto not previously constituting Eligible Leased Property shall become Eligible Leased Property as provided in the definition thereof, the Leasehold Availability shall not be increased unless and until such time as the aggregate amount of the appraised fair market value of such leasehold interests of Borrowers that come to constitute Eligible Leased Property as provided in the definition thereof is equal to or greater than $500,000, (D) at any time as the Leasehold Availability is increased as described in clause (C) of this definition, the amount of such increase as of the last day of the month in which such increase becomes effective shall be reduced automatically and without further action by the parties effective as of the first day of the immediately following month and as of the first day of each month thereafter, by an amount equal to such increase in the Leasehold Availability divided by eighty-four (84).

                    1.2   Amendments to Definitions.

                              (a)   The definition of the term "Applicable Margin" in the Loan Agreement is hereby amended to delete the table therein and replace it with the following:

Tier	Monthly Average Excess Availability	Applicable Prime Rate Margin	Applicable Eurodollar Rate Margin

1	$50,000,000 or more	0%	1 3/4%

2	Greater than or equal to $25,000,000 and less than $50,000,000	1/4%	2%

3	Less than $25,000,000	1/2%	2 1/4%

                              (b)   The definition of the term "Borrowing Base" in the Loan Agreement is hereby amended to: delete Section 1.10(a)(i)(B) thereof in its entirety and replace it with the following: "(B) ninety (90%) percent of Eligible Credit Card Receivables", delete at the end of Section 1.10(a)(i)(G) the word "or" and insert in its place the word "plus", and add at the end of Section 1.10(a)(i) a new Section 1.10(a)(i)(H) as follows: "plus (H) Leasehold Availability; or".

                              (c)   The definition of the term "Commitment" in the Loan Agreement is hereby amended in its entirety to read as follows: "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth on Exhibit B hereto for each Lender or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which any person that becomes a Lender hereunder after the date hereof in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

                              (d)   The definition of the term "Fixed Asset Availability" in the Loan Agreement is hereby amended in its entirety to read as follows: "Fixed Asset Availability" shall mean the amount equal to the lesser of:

             (i)   the Fixed Asset Availability Limit; or

             (ii)   the sum of:

          (A)   seventy (70%) percent of the fair market value of Eligible Real Property as set forth in the most recent acceptable appraisal (or acceptable updates of existing appraisals) of such Real Property received by Agent in accordance with Section 7.4 hereof, plus

          (B)   eighty-five (85%) percent of the forced liquidation value of the Eligible Equipment as set forth in the most recent acceptable appraisal (or acceptable updates of existing appraisals) of such Equipment received by Agent in accordance with Section 7.4 hereof;

Provided, that, the Fixed Asset Availability shall be reduced as of the first day of each month, commencing on January 1, 2005, by an amount equal to the initial Fixed Asset Availability divided by eighty-four (84).

                              (e)   The definition of the term "Fixed Asset Availability Limit" in the Loan Agreement is hereby amended to delete the reference to "$40,000,000" contained therein and replace it with the following: "$52,000,000".

                              (f)   The definition of the term "Maximum Credit" in the Loan Agreement is hereby amended to delete the reference to "$170,000,000" and replace it with the following: "$215,000,000".

                    1.3   Interpretation. For purposes of this Amendment No. 2, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

          2.   Letter of Credit Accommodations. Section 2.2(b) of the Loan Agreement is hereby amended to delete the table therein and replace it with the following:

Tier	Monthly Average Excess Availability	Applicable Letter of Credit Fee Margin

1	$50,000,000 or more	1 3/4%

2	Greater than or equal to $25,000,000 and less than $50,000,000	2%

3	Less than $25,000,000	2 1/4%

          3.   Fees. Section 3.2(a) is hereby amended to add, after the words "Fixed Asset Availability", the words "and Leasehold Availability".

          4.   Collection of Accounts.

                    4.1   Section 6.3(a)(iv)(B) of the Loan Agreement is hereby deleted in its entirety and replaced with the following: "(B) at any time Excess Availability is less than $20,000,000."

                    4.2   The sixth sentence of Section 6.3(a)(iv) of the Loan Agreement is hereby amended to delete the words "for any month ending on or before December 31, 2004 or $30,000,000 for any month ending thereafter."

          5.   Loans, Investments, Etc. Section 9.10(i)(xiii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"(xiii)          in no event shall any Accounts, Inventory, Equipment, Real Property or Prescription Files so acquired by any Borrower pursuant to such acquisition be deemed Eligible Accounts, Eligible Inventory, Eligible Equipment, Eligible Real Property, Eligible Leased Property or Eligible Prescription Files, respectively, unless and until Agent shall have conducted a field examination with respect thereto (and at Agent's option, at Borrowers' expense, obtained an appraisal of such Inventory, Equipment, Real Property or Prescription Files by an appraiser reasonably acceptable to Agent and in form, scope and methodology reasonably acceptable to Agent and addressed to Agent and upon which Agent is expressly permitted to rely, which appraisal shall be in addition to any appraisals which Agent may obtain pursuant to its rights under Sections 7.3 or 7.4 hereof) and then only to the extent the criteria for Eligible Accounts, Eligible Inventory, Eligible Equipment, Eligible Real Property, Eligible Leased Property or Eligible Prescription Files set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in accordance with this Agreement), and upon the request of Agent, the Accounts, Inventory, Equipment, Real Property or Prescription Files acquired by such Borrower or Guarantor pursuant to such acquisition shall at all times after such acquisition be separately identified and reported to Agent in a manner satisfactory to Agent;"

          6.   Minimum EBITDA. Section 9.18 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"9.18          Minimum EBITDA. At any time that Excess Availability is less than $30,000,000, the EBITDA of Parent and its Subsidiaries for the twelve (12) or thirteen (13), as applicable, consecutive fiscal four (4) week periods (treated as a single accounting period and with each fiscal four (4) week period determined in accordance with the current accounting practices of Borrowers and Guarantors as in effect on the date hereof) ending on the last day of the most recent fiscal four (4) week period for which financial statements of Parent and its Subsidiaries are available or have been received by Agent shall be not less than $40,000,000 with respect to such period."

          7.   Capital Expenditures. Schedule 9.19 to the Loan Agreement is hereby deleted in its entirety and replaced with the revised Schedule 9.19 attached as Exhibit C hereto.

          8.   Amendments and Waivers. Section 11.3(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"(d)          The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts, Eligible Inventory, Eligible Credit Card Receivables, Eligible Equipment, Eligible Prescription Files, Eligible Real Property or Eligible Leased Property shall not be deemed an amendment to the advance rates provided for in this Section 11.3."

          9.   Term. Section 13.1(a) of the Loan Agreement is hereby amended by deleting the reference therein to "FOUR (4) YEARS" from the first sentence thereof and replacing it with "FIVE (5) YEARS".

          10.   Consent. Subject to the terms and conditions contained herein, to the extent such consent is or may be required under the Loan Agreement, Agent and Lenders hereby consent to the repayment by Borrowers and Guarantors of all Indebtedness of Lead Borrower to the Supplemental Loan Agent and Supplemental Loan Lenders evidenced by or arising under the Supplemental Loan Agreement and the other Supplemental Loan Lender Agreements, provided, that, as to such repayment each of the following conditions shall have been satisfied:

                    10.1   the total amount of such payment shall not exceed $14,000,000 in principal, plus accrued interest, fees and other amounts payable under the Supplemental Loan Lender Agreements;

                    10.2   such payment shall satisfy all obligations of Borrowers and Guarantors under the Supplemental Loan Agreement and the other Supplemental Loan Lender Agreements, and Borrowers and Guarantors shall have no other or further obligations or liabilities thereunder other than such contingent indemnification obligations (but not any interests in assets to secure such obligations) which by the terms of the Supplemental Loan Agreement and the other Supplemental Loan Lender Agreements expressly survive such payment;

                    10.3   immediately upon any such payment, Supplemental Loan Agent and Supplemental Loan Lenders shall not have any interests in the assets of any Borrower or Guarantor under or pursuant to the Supplemental Loan Agreement or any of the other Supplemental Loan Lender Agreements;

                    10.4   Agent shall have received the agreement of the Supplemental Loan Agent, in form and substance satisfactory to Agent, that the Supplemental Loan Intercreditor Agreement is terminated and of no further force and effect, as duly authorized, executed and delivered by the Supplemental Loan Agent, Borrowers and Guarantors;

                    10.5   Agent shall have received a payoff letter from the Supplemental Loan Agent, in form and substance satisfactory to Agent in good faith, in which the Supplemental Loan Agent states the amount required to be paid to satisfy all of Borrowers' and Guarantors' obligations under the Supplemental Loan Lender Agreement and agrees to provide, immediately following receipt of such amount, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by Supplemental Loan Agent and Supplemental Loan Lenders of their respective financing arrangements with Borrowers and Guarantors and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and Guarantor, duly authorized, executed (to the extent execution is required) and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Guarantor, as debtor; and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority;

                    10.6   such payment shall be made by, and all of the conditions set forth in this Section 9 shall have been satisfied by, no later than January 31, 2005; and

                    10.7   as of the date of such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          11.   Amendment Fee. In addition to all other fees, charges, interest and expenses payable by any Borrower or Guarantor to Agent or Lenders under the Loan Agreement and the other Financing Agreements, Borrowers and Guarantors shall pay to Agent for the account of Lenders (in such manner as Agent may agree), contemporaneously with the effectiveness of this Amendment No. 2, an amendment fee in the amount of $350,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged to any loan account of Borrowers.

          12.   Representations and Warranties. Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 2), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

                    12.1   This Amendment No. 2 and each other agreement or instrument to be executed and delivered by the Borrowers and Guarantors pursuant hereto have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein, constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, respectively, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                    12.2   The execution, delivery and performance of this Amendment No. 2 are all within each Borrower's and Guarantor's corporate or limited liability company powers and are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.

                    12.3   No Default or Event of Default exists or has occurred and is continuing.

          13.   Condition Precedent. The effectiveness of the consent and amendments contained herein shall only be effective upon the following:

                    13.1   Agent shall have received an original of this Amendment No. 2, duly authorized, executed and delivered by Borrowers and Guarantors;

                    13.2   Agent shall have received an original of this Amendment No. 2 as executed by all Lenders required for the consent and amendments provided for herein;

                    13.3   each of the conditions set forth above shall have occurred by no later than January 31, 2005.

          14.   Effect of this Amendment. Except as expressly amended pursuant hereto and except for the consent expressly granted herein, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control.

          15.   Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 2.

          16.   Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

          17.   Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          18.   Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

          19.   Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT	BORROWERS

CONGRESS FINANCIAL CORPORATION (CENTRAL), as Agent	SPARTAN STORES, INC.

By:	By:

Title:	Title:

SPARTAN STORES DISTRIBUTION, LLC
UWG COMPANY (F/K/A UNITED WHOLESALE GROCERY COMPANY)
MARKET DEVELOPMENT CORPORATION
SPARTAN STORES ASSOCIATES, LLC
FAMILY FARE, LLC
MSFC, LLC
SEAWAY FOOD TOWN, INC.
THE PHARM OF MICHIGAN, INC.
VALLEY FARM DISTRIBUTING CO.
GRUBER'S FOOD TOWN, INC.
GRUBER'S REAL ESTATE LLC
PREVO'S FAMILY MARKETS, INC.
CUSTER PHARMACY, INC.
BUCKEYE REAL ESTATE
MANAGEMENT CO.
SPARTAN STORES FUEL, LLC

By:

Title:

GUARANTORS JFW DISTRIBUTING COMPANY LLJ DISTRIBUTING COMPANY SPARTAN STORES HOLDING, INC. SI INSURANCE AGENCY, INC.

By:

Title:

LENDERS

CONGRESS FINANCIAL CORPORATION (CENTRAL)

By:

Title:

KEY BANK NATIONAL ASSOCIATION

By:

Title:

FLEET CAPITAL CORPORATION

By:

Title:

NATIONAL CITY BUSINESS CREDIT

By:

Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Title:

FIFTH THIRD BANK

By:

Title: